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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 29, 1998, except for Note 12 which is as of May 21, 1998, which appears in the Annual Report to Stockholders of Adaptec, Inc., which is incorporated by reference in Adaptec, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998.

/s/ PRICE WATERHOUSE LLP

San Jose, California
June 24, 1998